EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made and entered into as of March 6, 2000 by and between SmartDisk Personal Storage Systems Corporation, a Delaware corporation formerly known as "VST Acquisition, Inc." (the "Company"), and Vince Fedele (the "Executive").

                                    RECITALS

         A. The Board of Directors of the Company (the "Board") desires to ensure the Executive's employment with the Company and to compensate him therefor.

         B. The Executive's execution and delivery of this Agreement is a condition to the closing obligations of SmartDisk Corporation, a Delaware corporation ("SmartDisk"), pursuant to an Agreement and Plan of Merger, dated as of February 23, 2000, (the "Merger Agreement") among the Company, SmartDisk, VST Technologies, Inc., a Delaware corporation, and certain "Shareholders" party thereto.

         C. The execution of this Agreement is a material inducement for Company and SmartDisk to enter into the Merger Agreement.

         D. The Board has determined that this Agreement will reinforce and encourage the Executive's attention and dedication to the Company.

         E. The Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

         1. EMPLOYMENT.

                  1.1 GENERAL. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company on the terms and conditions set forth herein.

                  1.2 DUTIES OF EXECUTIVE. During the term of this Agreement, the Executive shall serve as the Chief Technology Officer of the Company, shall diligently perform all services as may be assigned to him by or under the direction of SmartDisk's President and Chief Executive Officer and shall exercise such power and authority as may from time to time be delegated to him by the Company's Board of Directors. Without limiting the generality of the foregoing, Executive shall have general responsibility for all Company product development, strategic marketing and related communications. The Executive shall devote substantially all of his business time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his best efforts to promote the interests of the Company. By execution below, SmartDisk also agrees that the Executive is hereby appointed Chief Technology Officer of SmartDisk.

                  1.3 PLACE OF PERFORMANCE. In connection with his employment by the Company hereunder, the Executive shall perform his duties and obligations hereunder primarily from the Company's offices located in Acton, Massachusetts, except for required travel on the Company's business.

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         2.       TERM.

                  2.1 INITIAL TERM. The initial term of this Agreement, and the employment of the Executive hereunder, shall be for the two-year period commencing on the date hereof (the "Initial Term").

                  2.2 RENEWAL TERMS. The Initial Term of this Agreement, and the employment of the Executive hereunder shall automatically be renewed for successive one year periods, unless the Company or the Executive provides written notice to the other at least 30 days prior to the expiration of the applicable term. The terms and conditions of any renewal term shall be the same as those contained herein unless otherwise mutually agreed upon by the Company and the Executive in a written supplement to this Agreement signed by the Executive and the Company's President (the "Written Supplement"). In the event that the Company delivers a notice of non-renewal, the Executive shall be entitled to the compensation and benefits as if terminated pursuant to Section
5.4 and shall be subject to Section 6.1 as if terminated pursuant to Section
5.4.

         3.       COMPENSATION.

                  3.1 BASE SALARY. The Executive shall receive a base salary at the annual rate of $200,000 (the "Base Salary") during the Initial Term of this Agreement, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary may, by action and in the sole discretion of the Board, be increased at any time or from time to time. After July 1, 2000, the Board shall consider the performance of the Executive for a possible merit increase in the Base Salary; provided that any such increase shall be in the sole discretion of the Board.

                  3.2 BONUS COMPENSATION. In addition to the Base Salary, the Executive shall be entitled to receive bonus compensation (the "Bonus Compensation") during the Initial Term. The Board shall establish a performance bonus formula with respect to Bonus Compensation pursuant to which the Executive will be able to receive a target bonus of $60,000 per annum if the Company achieves the specified level of financial results.

                  3.3 STOCK OPTIONS. Contemporaneously herewith, SmartDisk is granting the Executive a non-qualified stock option to purchase 80,000 shares of SmartDisk's common stock, the exercise price of which shall be established in accordance with the SmartDisk option pricing policy in effect on the date hereof. The option will be granted pursuant to the Company's 1999 Incentive Compensation Plan (the "Incentive Plan") and be in customary form; provided that the option will vest (ie, become exercisable) with respect to twenty-five percent (25%) of the shares issuable upon exercise of such option on the first anniversary date of this Agreement and thereafter vest as to six and one-quarter percent (6.25%) of the subject shares on each subsequent quarter. For example, such option will be exercisable with respect to 37.5% of the subject shares on the 18-month anniversary of this Agreement. In the event of a "Change in Control" (as defined in the Incentive Plan), fifty percent of the unvested shares underlying the option shall vest on the effective date of a Change in Control.

         4. EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

                  4.1 REIMBURSABLE EXPENSES. During the term of the Executive's employment hereunder, the Company, upon the submission of proper substantiation by the Executive, shall reimburse the Executive for all reasonable expenses actually and necessarily paid or incurred by the Executive in the course of and pursuant to the business of the Company.

                  4.2 OTHER BENEFITS. The Executive shall be entitled to participate in all medical, dental and hospitalization, group life insurance, and any and all other plans as are presently and hereinafter provided by SmartDisk to its executives on substantially the same terms as the other executives and prior

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

to December 31, 2000 in accordance with Section 7.5 of the Merger Agreement. The Executive shall be entitled to vacations in accordance with the Company's prevailing policy for its executives.

                  4.3 WORKING FACILITIES. The Company shall furnish the Executive with an office, secretarial help and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

                  4.4 AUTOMOBILE. During the term of Executive's employment hereunder, the Company shall (x) provide the Executive with a non-accountable automobile allowance of six hundred fifty dollars ($650.00) per month, which is intended to compensate Executive for his automobile lease costs, and (y) reimburse the Executive for all out-of-pocket costs of gasoline, oil, repairs, maintenance, insurance and other operating costs incurred by Executive by reason of the use of Executive's automobile for Company business from time to time. The Company shall also provide Executive with a one-time, non-accountable automobile allowance of $10,000, which is intended to compensate Executive for his automobile lease down payment, delivery charges and other acquisition-related costs.

         5. TERMINATION.

                  5.1 TERMINATION FOR CAUSE. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Executive's employment hereunder for "Cause" (as hereinafter defined). For purposes of this Agreement, the term "Cause" shall mean (i) the failure or refusal of the Executive to perform the duties or render the services reasonably assigned to him from time to time by or under direction of the President of the Company (except during reasonable vacation periods or sick leave), which failure or refusal is not cured within 15 days of written notice by the Company; (ii) gross negligence or willful misconduct by the Executive in the performance of his duties as an employee of the Company, (iii) the conviction of the Executive of a felony; (iv) the material breach by the Executive of any of the provisions of
Section 6.1, 6.2, 6.3 or 6.4 hereof; (v) the breach by the Executive of his fiduciary duty or duty of trust to the Company, including the commission by the Executive of an act of fraud or embezzlement against the Company, (vi) substance abuse, or (vii) any other material breach by the Executive of any of the material terms or provisions of this Agreement or any other agreement between the Company and the Executive related to the Executive's employment, which other material breach is not cured within ten (10) business days of written notice by the Company. Upon any termination pursuant to this Section 5.1, the Executive shall be entitled to receive any salary (other than Bonus Compensation) and employment benefits which shall have accrued prior to the date of termination, but shall not be entitled to any bonus or severance payments, salary or employment benefits relating to periods subsequent to the date of termination, subject to Executive's rights to continue medical and dental coverage under the Company's group policy, at Executive's expense, as may be provided by law.

                  5.2 DISABILITY. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Executive's employment hereunder, if the Executive shall, as the result of mental or physical incapacity, illness or disability, become unable to perform his duties hereunder for in excess of ninety (90) days in any 12-month period. Upon any termination pursuant to this Section 5.2, the Company shall pay to the Executive (i) the balance of Executive's salary and other benefits for the remainder of the month in which disability occurs, and (ii) a pro rata portion of any Bonus Compensation to which Executive would be otherwise entitled under Section 3.2 based upon the ratio the number of months employed (calculated through the end of the then current month) bears to the bonus period of twelve (12) months and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Section 4.1).

                  5.3 DEATH. In the event of the death of the Executive during the term of his employment hereunder, the Company shall pay to the estate of the deceased Executive (i) the balance of Executive's salary and other benefits for the remainder of the month in which death occurs, and (ii) a pro rata portion of any Bonus Compensation to which Executive would be otherwise entitled under
Section 3.2

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based upon the ratio the number of months employed (calculated through the end of the then current month) bears to the bonus period of twelve (12) months and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however to the provisions of Section 4.1).

                  5.4 TERMINATION BY THE COMPANY WITHOUT CAUSE. At any time, the Company shall have the right to terminate this Agreement and Executive's employment with the Company by providing at least 30 days prior written notice to the Executive; provided, however, that, the Company shall (i) pay to the Executive any unpaid Base Salary accrued through the effective date of termination specified in such notice, (ii) pay Executive's Base Salary in the manner set forth in Section 3.1 hereof until the date which is three months following such effective date (the "Severance Date") and (iii) pay a pro rata portion of any Bonus Compensation to which the Executive would be otherwise entitled under Section 3.2 based upon the ratio the number of months employed bears to the bonus period of twelve (12) months. Following the effective date of such termination, the Company shall continue to pay for or provide to the Executive such benefits as may have been provided to the Executive in accordance with Section 4.2 immediately prior to such termination (subject to changes in the terms of such coverage by the provider as may be applicable to the Company as a whole) for a period ending on the earliest of (A) the date of the Executive's employment by a third party on a substantially full-time basis, (B) the death of the Executive and (C) the Severance Date. Except as expressly provided herein, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Section 4.1).

                  5.5 TERMINATION BY EMPLOYEE. At any time, the Executive may terminate this Agreement and Executive's employment with the Company by providing at least 30 days prior written notice to the Company. Upon termination of this Agreement pursuant to this Section 5.5., the Executive shall be entitled to receive any salary (other than Bonus Compensation) and employment benefits which shall have accrued prior to the date of termination, but shall not be entitled to any bonus or severance payments, salary or employment benefits relating to periods subsequent to the date of termination, subject to Executive's rights to continue medical and dental coverage under the Company's group policy at Executive's expense, as may be provided by law.

         6. RESTRICTIVE COVENANTS.

                  6.1 NON-COMPETITION. While employed by the Company and for a period of two years following the later of the date his employment is terminated hereunder or, if applicable, the Severance Date (the "Restricted Period"), the Executive shall not, directly or indirectly (whether as owner, principal, agent, shareholder, employee, partner, lender, venturer with or consultant to any person, firm, partnership, corporation, limited liability company or other entity), whether or not compensation is received, engage or participate in any activity for any business or entity which is or plans to engage in the marketing and sale of any products or services which are under active development or are marketed or sold by the Company, SmartDisk, and/or their respective subsidiaries and affiliates during the term of this Agreement anywhere in the United States; provided, however, that nothing herein shall be deemed to prevent the Executive from acquiring through market purchases and owning, solely as an investment, less than three percent in the aggregate of the equity securities of any class of any issuer whose shares are registered under ss.12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and are listed or admitted for trading on any United States national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system of automated dissemination of quotations of securities prices in common use, so long as the Executive is neither involved in the management or conduct of the business affairs of such issuer nor a member of any "control group" (within the meaning of the rules and regulations of the United States Securities and Exchange Commission) of any such issuer. Notwithstanding the foregoing, in the event that the Executive's employment hereunder is terminated pursuant to Section 5.4 or Section 5.5, the Restricted Period shall terminate on the later of (a) one year after the date Executive's employment is terminated or
(b) two years from the date of execution of this Agreement. The Executive acknowledges and agrees that the covenants provided for in this Section 6.1

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are reasonable and necessary in terms of time, area and line of business to protect the Company's and SmartDisk's "Trade Secrets" (as hereinafter defined). The Executive further acknowledges and agrees that such covenants are reasonable and necessary in terms of time, area and line of business to protect the Company's and SmartDisk's legitimate business interests, which include their interests in protecting the Company's and SmartDisk's (i) valuable confidential business information, (ii) substantial relationships with customers throughout the United States, and (iii) customer goodwill associated with the ongoing business of the Company and SmartDisk. The Executive expressly authorizes the enforcement of the covenants provided for in this Section 6.1 by (A) SmartDisk and its subsidiaries, (B) SmartDisk's and the Company's permitted assigns, and
(C) any successors to SmartDisk's and the Company's business. To the extent that the covenant provided for in this Section 6.1 may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

         6.2 NONDISCLOSURE. Executive shall not divulge, communicate, use to the detriment of the Company, SmartDisk or for the benefit of any other person or persons, or misuse in any way, any "Confidential Information" pertaining to the Company or SmartDisk. Any confidential information or data now known or hereafter acquired by the Executive with respect to the Company or SmartDisk shall be deemed a valuable, special and unique asset of the Company or SmartDisk that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company and SmartDisk with respect to all of such information. For purposes of this Agreement, the following terms when used in this Agreement have the meanings set forth below:

         "CONFIDENTIAL INFORMATION" means confidential data and confidential information relating to the business of the Company or SmartDisk (which does not rise to the status of a Trade Secret under applicable law) which is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through his employment with the Company and which has value to the Company or SmartDisk and is not generally known to the competitors of the Company or SmartDisk. Confidential Information does not include (a) information that is or becomes generally available to the public other than as a result of the Executive's disclosure of such information, (b) information that was within the Executive's possession prior to it being furnished to the Executive by or on behalf of SmartDisk or its affiliates, including the Company, provided that the source of such information was not known to the Executive to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to SmartDisk or its affiliates, including the Company, or any other party with respect to such information, (c) information that becomes available to the Executive on a non-confidential basis from a source other than SmartDisk or any of its affiliates, including the Company, provided that such source is not known to the Executive to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the SmartDisk or its affiliates, including the Company, or any other party with respect to such information, (d) information the disclosure of which is required by applicable law or judicial process, or
(e) general technical skills or general experience gained by the Executive during the Executive's employment with the Company.

         "TRADE SECRETS" means information of the Company or SmartDisk including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, financial data, financial plans, product or service plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         In addition, during the Initial Term and during the periods described in the last sentence of this Section 6.2, the Executive (a) will receive and hold all Confidential Information and Trade Secrets (collectively "Company Information") in trust and in strictest confidence, (b) will take reasonable steps to protect the Company Information from disclosure and will in no event take any action causing, or fail to

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take any action reasonably necessary to prevent, any Company Information to lose its character as Company Information, and (c) except as required by the Executive's duties in the course of his employment by the Company, will not, directly or indirectly, use, disseminate or otherwise disclose any Company Information to any third party without the prior written consent of SmartDisk, which may be withheld in SmartDisk's absolute discretion. The provisions of this
Section 6.2 shall survive the termination of the Executive's employment (i) for a period of five years with respect to Confidential Information, and (ii) with respect to Trade Secrets, for so long as any such information qualifies as a Trade Secret under applicable law.

                  6.3 NONSOLICITATION OF EMPLOYEES AND CUSTOMERS. While employed by the Company and for a period of two years following the later of the date his employment is terminated hereunder by either the Company or the Executive, or, if applicable, the Severance Date, the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, (i) attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company or SmartDisk, unless such employee or former employee has not been employed by the Company or SmartDisk for a period in excess of three months, and/or (ii) divert or take away, or attempt to divert or take away, the business or prospects of any of the actual or targeted prospective customers or clients of the Company or SmartDisk, nor shall the Executive make known the names and addresses of such customers or any information relating in any manner to the Company's or SmartDisk's trade or business relationships with such customers.

                  6.4 ASSIGNMENT OF INVENTIONS.

                           (a) ORIGINAL DEVELOPMENT. The Executive represents and warrants to the Company that all work that the Executive performs for or on behalf of the Company and its clients, and all work product that the Executive produces in such capacity, including but not limited to software, documentation, memoranda, ideas, designs, inventions, processes, algorithms, etc. ("Work Product"), will not knowingly infringe upon or violate any patent, copyright, trade secret, or other property right of any of his former employers or of any other third party. The Executive will not disclose to the Company, or use in any of his Work Product, any confidential or proprietary information belonging to others, unless both the owner thereof and the Company have consented in writing.

                           (b) DISCLOSURE. The Executive will promptly disclose to the Company all Work Product developed by him within the scope of his employment with the Company or which relates directly to, or involve the use of, any Company Information, including but not limited to all software, concepts, ideas and designs, and all documentation, manuals, letters, pamphlets, drafts, memoranda and other writings or tangible things of any kind. The Executive will not disclose them to anyone other than authorized Company personnel.

                           (c) COPYRIGHT OWNERSHIP. The Executive acknowledges and agrees that all Work Product which is made by him (solely or jointly with others) within the scope of his employment and which is protectable by copyright is being created at the instance of the Company and is "work made for hire," as that term is defined in the United States Copyright Act (17 USCA, Section 101).

                           (d) ASSIGNMENT. The Executive hereby assigns to the Company all of his other rights, title and interest (including but not limited to all patent, copyright and trade secret rights) in and to all Work Products prepared by him, whether patentable or not, made or conceived in whole or in part by him within the scope of his employment hereunder, or that relates directly to, or involves the use of Company Information.

                           (e) DOCUMENTS. The Executive agrees to execute all documents reasonably requested by the Company to further evidence the foregoing assignment and to provide all

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

         reasonable assistance to the Company (at the Company's expense) in perfecting or protecting any or all of the Company's rights in his Work Product.

                           (f) PRE-EXISTING INVENTIONS NOT ASSIGNED. The Executive represents that the Executive has indicated on Annex III to this Agreement all inventions, expression of ideas or other Work Product related to the Company's or SmartDisk's business and created prior to his employment by the Company in which the Executive has any right, title or interest that the Executive does not assign to the Company. If the Executive does not have any such inventions, expressions of ideas, or work product to indicate, the Executive will write "none" on Annex III. The Executive will not assert any rights under any inventions as having been made or acquired by him prior to his being employed by the Company, unless such inventions are identified on Annex I.

         6.5 BOOKS AND RECORDS. All books, records, reports, writings, notes, notebooks, computer programs, sketches, drawings, blueprints, prototypes, formulas, photographs, negatives, models, equipment, chemicals, reproductions, proposals, flow sheets, supply contracts, customer lists and other documents and/or things belonging to the Company or embodying or relating to any Confidential Information or Trade Secrets, whether prepared by the Executive or otherwise coming into the Executive's possession shall not be copied, duplicated, replicated, transformed, modified or removed from the premises of the Company except pursuant to the business of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

         6.6 NO CONFLICT. The Executive represents to the Company that his execution and performance of this Agreement does not violate the provisions of any employment, non-competition, confidentiality or other material agreement to which he is a party or by which he is bound. The Executive also agrees to indemnify and hold harmless the Company from any and all damages and other obligations or liabilities incurred by the Company in connection with any breach of the foregoing representation.

         7. INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in
Section 6 of this Agreement will cause irreparable harm and damage to SmartDisk and the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that Smart Disk or the Company shall be entitled to seek an injunction from any court of competent jurisdiction (without posting a bond or other security) enjoining and restraining any violation of any or all of the covenants contained in
Section 6 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company or the Company may possess.

         8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to conflicts of laws principles thereof and all questions concerning the validity and construction hereof shall be determined in accordance with the laws of said state.

         9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive and SmartDisk (or any of its affiliates, including the Company) with respect to such subject matter. Except for the obligation to pay all accrued but unpaid salary due the Executive, all such prior agreements, understandings and arrangements for the provision of services by the Executive to the Company and the compensation of the Executive in any form are hereby terminated, and the Executive hereby releases and forever discharges SmartDisk (as well as the Company and its other affiliates) from any and all liabilities and obligations of any nature arising out of or in connection with any and all such prior agreements, understandings or arrangements. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

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         10. NOTICES. Any notice required or permitted to be given hereunder shall be deemed given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, (i) if to the Company, c/o SmartDisk Corporation, 3506 Mercantile Avenue, Naples, Florida 34104, Attention: Daniel E. Reed, Vice President, and
(ii) if to the Executive, to his address as reflected on the payroll records of the Company, or to such other address as either party hereto may from time to time give notice of to the other.

         11. BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representative, legal representatives, successors and, where applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise; provided, however that the Executive shall not delegate his employment obligations hereunder, or any portion thereof, to any other person.

         12. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

         13. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

         14. DAMAGES. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or for the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

         15. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         16. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                    SMARTDISK PERSONAL STORAGE SYSTEMS
                                    CORPORATION

                                    By: /s/ MICHAEL S. BATTAGLIA
                                       ---------------------------------------
                                        Michael S. Battaglia,
                                        President and Chief Executive Officer

                                       /s/ VINCE FEDELE
                                       ---------------------------------------
                                           Vince Fedele

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                                    SMARTDISK CORPORATION (AS TO SECTION 1.2)

                                    By: /s/ MICHAEL S. BATTAGLIA
                                       ---------------------------
                                        Michael S. Battaglia,
                                        President and Chief Executive Officer

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

                                     ANNEX I

                             PRE-EXISTING INVENTIONS

                                      None